                                                              EXHIBIT 10(r)


                                 FIRST AMENDMENT
                                       TO
             NON-QUALIFIED SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT

     This First Amendment made as of March 22, 1999 to the NON-QUALIFIED SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT between MICHAEL SHEA (the "Executive") and the COMPUTER HORIZONS CORP. (the "Company"), dated as of March 22, 1999 (the "Agreement").


     WHEREAS, the Executive and the Company have previously entered into the Agreement;

     WHEREAS, the Company and the Executive desire to amend the Agreement in accordance with Section 12 thereof to provide for immediate vesting and payment of retirement benefits upon a change of control of the Company.

     NOW THEREFORE, the parties agree to amend the Agreement, effective as of March 22, 1999 as follows:

     1. Section 7 of the Agreement is amended by adding the following paragraph at the end thereof:

         "Notwithstanding the foregoing, the Company may establish a "rabbi trust" as described in Rev. Proc. 92-64, 1992-2 C.B. 422 as promulgated by the Internal Revenue Service ("IRS") or any subsequent guidance issued by the IRS, whereby trust assets will be held, subject to the claims of the Company's creditors in the event of the Company's insolvency, until paid to the Participating Employee and/or any designated Beneficiary(ies) under the terms of this Agreement."

     2. The second sentence of the first paragraph of Section 8 of the Agreement is amended to read as follows:


         "Except as provided in Section 7 hereof, the Participating Employee and/or the designated Beneficiary(ies) of the Participating Employee shall have the right to receive payments specified under this Agreement only from the Company and shall have no right to any specific assets of the Company, or any specific or special property separate from the Company, to satisfy or discharge any claim for benefits."

     3. Section 11 of the Agreement is amended in its entirety to read as follows:

         "11. ACCELERATION OF PAYMENTS. (a) The Company reserves the right, in its sole and absolute discretion, to accelerate the payment of any benefits payable under this Agreement without the consent of the Participating Employee, his estate, his designated recipients, or any other person claiming through the Participating Employee.

         (b) Notwithstanding anything else herein, upon the occurrence of a Change of Control that occurs prior to the date the Participating Employee's employment with the Company terminates the Participating Employee shall be fully vested in his Retirement Benefit set forth in Paragraph 1 of this Agreement and such benefit shall be paid to the Participating Employee (or if he dies prior to payment, his designated Beneficiary(ies)) within 5 days after the date on which the Change of Control occurs. Notwithstanding the foregoing, in the event the Participating Employee's employment is terminated without Cause within ninety (90) days prior to the occurrence of a Change of Control, such termination shall, upon occurrence of the Change in Control, be deemed to be covered by the preceding sentence. For purposes of this Agreement: (i) "Change of Control" shall mean: (A) in the case where there is an employment agreement in effect between the Participating Employee and the Company that defines "Change of Control", "Change of Control" as defined under such employment agreement, or (B) in the case where there is no employment agreement in effect between the Participating Employee and the Company, or where there is such an employment agreement, but the employment agreement does not define "Change of Control", "Change of Control" as defined in the Computer Horizons Corp. 1994 Incentive Stock Option and Appreciation Plan as in effect on May 4, 1994" and (ii) "Cause" shall mean: (A) in the case where there is an employment agreement in effect between the

         Participating Employee and the Company that defines "Cause", "Cause" as defined in such employment agreement, or (B) in the case where there is no employment agreement in effect between the Participating Employee and the Company, or where there is such an employment agreement but the employment agreement does not define "Cause", termination due to a Participating Employee's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or the Participating Employee's unsatisfactory performance of his or her duties for the Company.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.


                                       /s/ MICHAEL J. SHEA
                                       --------------------------------
                                       MICHAEL SHEA


                                       COMPUTER HORIZONS CORP.

                                       By:  /s/ WILLIAM J. MURPHY
                                            ----------------------------

                                   3